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                                                                     EXHIBIT 2.1

                            SHARE PURCHASE AGREEMENT
                                (the "AGREEMENT")



                                     between




                            Perot Systems Corporation
                            12404 Park Central Drive
                                Dallas, TX 75251
                                       USA

                            hereinafter the "SELLER"



                                       and




                                UBS Capital B.V.
                                    Parkweg 2
                                2585 JJ The Hague
                                 The Netherlands

                           hereinafter the "PURCHASER"



                                    regarding



                                    Systor AG

                            hereinafter the "COMPANY"


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                                TABLE OF CONTENTS



Article I - Purchase and Sale of Shares........................................................................
         I.1      PURCHASE AND SALE............................................................................
         I.2      PURCHASE PRICE...............................................................................
         I.3      PURCHASE PRICE PAYMENT.......................................................................
Article II - Closing...........................................................................................
         II.1     PLACE AND DATE...............................................................................
         II.2     CLOSING DOCUMENTS............................................................................
Article III - Representations and Warranties...................................................................
         III.1    REPRESENTATIONS AND WARRANTIES OF PURCHASER..................................................

                  (a)  Organization of Purchaser...............................................................
                  (b)  Authority...............................................................................
         III.2    REPRESENTATIONS AND WARRANTIES OF SELLER.....................................................

                  (a)  Organization............................................................................
                  (b)  Authority...............................................................................
                  (c)  Ownership of Sale Shares................................................................
Article IV - Covenant..........................................................................................
         IV.1     RELEASE FROM DIRECTORS LIABILITY.............................................................
Article V - Miscellaneous......................................................................................
         V.1      NOTICES......................................................................................
         V.2      ENTIRE AGREEMENT.............................................................................
         V.3      EXCLUSIVE REMEDY.............................................................................
         V.4      SEVERABILITY OF PROVISIONS...................................................................
         V.5      BINDING EFFECT, BENEFIT......................................................................
         V.6      ASSIGNABILITY................................................................................
         V.7      AMENDMENT AND MODIFICATION; WAIVER...........................................................
         V.8      ANNOUNCEMENTS................................................................................
         V.9      CONFIDENTIALITY..............................................................................
         V.10     ADVISER'S FEES; EXPENSES.....................................................................
         V.11     APPLICABLE LAW...............................................................................
         V.12     ARBITRATION..................................................................................


                                       i
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WHEREAS the Company is a company incorporated in Switzerland, having its registered office at Baslerstrasse 60, 8048 Zurich, Switzerland; and

WHEREAS the Company has a fully paid-up share capital of CHF 5'000'000.- (Swiss francs five million), divided into 500'000 registered shares with a par value of CHF 10.- (Swiss francs ten) each; and

WHEREAS the Seller is currently the owner of 200'000 registered shares of the Company (hereinafter the "SALE SHARES"); and

WHEREAS the Seller desires to sell the Sale Shares and in reliance upon the representations, warranties and undertakings set out in this Agreement, the Purchaser desires to purchase the Sale Shares on the terms and conditions set out in this Agreement;

NOW THEREFORE, the parties hereto agree as follows:

                     ARTICLE I - PURCHASE AND SALE OF SHARES

I.1 PURCHASE AND SALE

Subject to the terms and conditions of this Agreement, Seller agrees to sell to Purchaser and Purchaser agrees to purchase from Seller good and valid title to the Sale Shares, all free and clear of all liens, charges and encumbrances.

I.2 PURCHASE PRICE

The purchase price for the Sale Shares is USD 55'485'798.--(United States Dollar fifty five million four hundred eighty five thousand seven hundred ninety eight) plus accrued interest at an interest rate of 8% p.a., calculated on the basis of a 360 days year since December 23, 1999 until and including the Closing Date (hereinafter the "PURCHASE PRICE").

I.3 PURCHASE PRICE PAYMENT

At Closing, Purchaser shall pay to the Seller by wire transfer of immediately available funds to account No 9102-783595, in the name of Brinson Relationship Funds, sub-account No 405610, in the name of the Seller, with Chase Manhattan Bank, New York, NY, USA (ABA: 021000021) an amount equal to the Purchase Price.


                              ARTICLE II - CLOSING

II.1 PLACE AND DATE

The closing of the transaction contemplated herein (hereinafter the "CLOSING") takes place simultaneously with the execution of this Agreement at the offices of Lenz & Staehelin, Zurich, on the date written on the signatory page of this Agreement (hereinafter the "CLOSING DATE").





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II.2 CLOSING DOCUMENTS

II.2.1 Upon Closing, Seller shall deliver to Purchaser:

(a)      the certificates representing the Sale Shares duly endorsed in blank;

(b) letters of resignation from all Seller's representatives on the board of directors of the Company, each effective as of the Closing Date containing a statement of the resigning director that he has been fully compensated for his services rendered to the Company and a mutual statement of both the Company and the resigning director that, as of the date and subject to the provision of Article IV.1 hereof, none of them has a claim of whatever nature against the other.

II.2.2 Upon Closing, Purchaser shall deliver to Seller:

(a)      evidence of payment of the Purchase Price.


                  ARTICLE III - REPRESENTATIONS AND WARRANTIES

Each party hereby makes the representations and warranties contained in this
Article III to the other party, each of which is true and correct as of the Closing Date.

The parties do not make any representations nor give any warranties other than the representations and warranties contained in this Article III. The parties exclude any and all other representations and warranties.

III.1    REPRESENTATIONS AND WARRANTIES OF PURCHASER

Purchaser represents and warrants to Seller as follows:

                            Organization of Purchaser

         The Purchaser is duly organized and validly existing under the laws of The Netherlands.

Authority

         This Agreement has been duly authorized and validly executed and delivered by the Purchaser, and is valid and enforceable against the Purchaser in accordance with its terms; the Purchaser has full power and authority to enter into this Agreement and to carry out the transactions contemplated by this Agreement.

         The execution of this Agreement by the Purchaser does not violate the Purchaser's articles of association or internal regulations, any agreement to which it is a signatory or any governmental law, regulation, order or judgement to which it is subject.



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III.2    REPRESENTATIONS AND WARRANTIES OF SELLER

The Seller makes the following representations and warranties to Purchaser:

(a)      Organization

         The Seller is duly organized and validly existing under the laws of Delaware, USA.

(b)      Authority

         This Agreement has been duly authorized and validly executed and delivered by the Seller, and is valid and enforceable against the Seller in accordance with its terms; the Seller has full power and authority to enter into this Agreement and to carry out the transactions contemplated by this Agreement.

         The execution of this Agreement by the Seller does not violate the Seller's certificate of incorporation or by-laws, any agreement to which it is a signatory or any governmental law, regulation, order or judgement to which it is subject.

(c)      Ownership of Sale Shares

         Seller holds, and upon Closing Purchaser receives, good and valid title to the Sale Shares. The Sale Shares are free and clear of all encumbrances, mortgages, charges, liens, security interests or any other right of any third party.


                              ARTICLE IV - COVENANT

IV.1     RELEASE FROM DIRECTORS LIABILITY

The Purchaser and UBS AG hereby undertake in their capacity as shareholders of the Company to release the Seller's representatives on the board of directors of the Company from their directors' liability ("Erteilen der Decharge") at the next ordinary shareholders' meeting of the Company.


                            ARTICLE V - MISCELLANEOUS

V.1      NOTICES

All notices, requests, demands, waivers and other communications (together "NOTICES"), required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given if sent by registered mail or by telefax with a confirmation by registered mail, as follows:

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         a.       if to the Seller, to:

                  James A. Champy
                  Perot System Corporation
                  101 Main Street, 11th floor
                  Cambridge, MA 02142
                  USA
                  Tel.     001 617 303 5001
                  Fax      001 617 303 5085

                  with a copy to:

                  Peter A. Altabef
                  Perot Systems Corporation
                  12404 Park Central Drive
                  Dallas, TX 75251
                  USA
                  Tel.     001 972 340 6692
                  Fax      001 972 340 6085

         b.       if to the Purchaser, to:

                  Marteen Frech
                  UBS Capital B.V.
                  Parkweg 2
                  2585 JJ The Hague
                  Tel.     0031 70 358 8612
                  Fax      0031 70 358 9507

         c.       if to UBS AG, to:

                  Derek Smith
                  UBS AG
                  Bahnhofstrasse 45
                  8098 Zurich
                  Tel.     0041 1 234 23 92
                  Fax      0041 1 234 20 23

                     in the event of a notice to b. or c. above, with a copy to:

                  Robert Kahn
                  UBS Capital
                  100 Liverpool Street London, EC2 M2RH
                  Tel.     0044 171 568 7003
                  Fax      0044 171 568 7023


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or to such other substitute person or address as any party shall from time to time specify by notice in writing to the other parties.

Notices and communications made by fax shall be deemed to be received on the date of dispatch provided that an answer-back confirmation is available, irrespective of the date of receipt of the confirmation by registered mail. Notices given by registered mail only are deemed to be received upon delivery to the addressee.

V.2 ENTIRE AGREEMENT

This Agreement constitutes the entire agreement between the parties hereto and supersedes all prior agreements and undertakings, oral or written, between the parties hereto with respect to the subject matter hereof. In particular, the parties hereto, by signing this Agreement, explicitly agree that the stock purchase agreement between the UBS AG and the Seller, dated January 1, 1996, and the amendment agreement between the Seller and UBS AG, dated April 24, 1997 (hereinafter the "AGREEMENTS"), are hereby terminated as of the Closing Date and that the parties hereto shall have no claim of whatever nature against each other on the basis of the Agreements.

V.3 EXCLUSIVE REMEDY

The sole and exclusive remedy of any party for any misrepresentation or any breach of a warranty or covenant set forth in or made pursuant to this Agreement shall be a claim for indemnification. Other legal remedies, in particular the right to rescind the Agreement pursuant to Art. 205 of the Swiss Code of Obligations, are expressly excluded.

V.4 SEVERABILITY OF PROVISIONS

If any term or provision of this Agreement or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Agreement and the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Agreement shall be valid and be enforceable to the fullest extent permitted by law.

V.5 BINDING EFFECT, BENEFIT

This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors, heirs and assigns. Nothing in this Agreement, express or implied, is intended to confer on any person other than the parties hereto or their respective successors and assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

V.6 ASSIGNABILITY

This Agreement shall not be assigned by any party hereto without the prior written consent of the other parties hereto, provided, however, that the parties may assign, without the other party's prior consent, all its rights under the Agreement to any corporate entity of their respective group to which they belong.

V.7 AMENDMENT AND MODIFICATION; WAIVER

This Agreement may be amended or modified by a written instrument duly executed by the Purchaser and the Seller at any time with respect to any of the terms contained herein. No waiver by any party of any provision hereof shall be effective unless explicitly set forth in writing and executed by the party so waiving. Except as provided in the preceding sentence, no action taken pursuant to this Agreement, including, without limitation, any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representations, warranties, covenants, or agreements contained herein, and in any documents delivered or to be delivered pursuant to this Agreement and in connection with the Closing hereunder. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any other or subsequent breach or a waiver of any other provision of this Agreement.

V.8 ANNOUNCEMENTS

No announcement concerning this sale and purchase will be made on or after Closing by any party to this Agreement except as appropriate under applicable law or with respect to any competent regulatory authority or with the written approval of the other party hereto (such approval not to be unreasonably withheld or delayed).

V.9 CONFIDENTIALITY

The parties agree to keep the terms of this Agreement and any information acquired during the course of the negotiations having led to this Agreement strictly confidential, except as required by applicable law.

V.10 ADVISER'S FEES; EXPENSES

Except as otherwise specifically provided in this Agreement, each of the parties shall bear its own fees and costs incident to this Agreement and the transactions contemplated hereby, including those of its financial, technical, legal and other advisers.

V.11 APPLICABLE LAW

This Agreement and the legal relations between the parties hereto shall be governed by and construed in accordance with the laws of Switzerland.

V.12 ARBITRATION

(a) All disputes arising out of or in connection with the present Agreement that cannot be settled by mutual agreement shall be finally settled by arbitration to the exclusion of the ordinary courts, by a three-person arbitral tribunal (the "ARBITRAL TRIBUNAL").



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 (b)     In the event of such dispute, the Seller shall jointly appoint one arbitrator and the Purchaser, jointly with UBS AG, as the case may be, one arbitrator, and the so-appointed arbitrators shall jointly appoint a third arbitrator who shall act as the president of the Arbitral Tribunal (the "PRESIDENT"). Should either party fail to appoint its arbitrator within thirty days from the date of appointment of the other party's arbitrator, or, if the two appointed arbitrators cannot agree on the President within fifteen days from the date of appointment of the second arbitrator, the necessary appointment shall be made by the President of the Zurich Chamber of Commerce at the request of one or both parties. Such appointment shall be final and binding on the parties hereto. The Arbitral Tribunal shall have its seat in Zurich and the arbitration proceedings, including arguments and briefs, shall be conducted in English. The rules of arbitration of the Zurich Chamber of Commerce shall be applicable.

(c) The parties hereby waive the filing of the award with the competent judicial authority. The award shall be delivered to the parties by the Arbitral Tribunal.


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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date written below.


Perot Systems Corporation


    /s/ James A. Champy
---------------------------

Date:  1/14/2000

Name: James A. Champy
Title: Vice President



UBS CAPITAL B.V.


       /s/ A. Rotheli
------------------------------           ---------------------------------------
Date:  19/1/00                           Date:

Name:  A. Rotheli                        Name:
Title:  Attorney                         Title:



For purposes of Articles IV.1 and V only:


UBS AG


       /s/ D.K. Smith                            /s/ Erwin Staub
------------------------------           ---------------------------------------

Date:  16/1/2000                         Date:  14-1-2000

Name:  D.K. Smith                        Name:  Erwin Staub
Title:  Executive Director               Title:  Director